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DATA SALES CO., INC.
3450 west burnsville parkway - burnsville, mn 55337
612-890-8838 - fax 612-890-8917

March 13, 2000                                Via Fax-1 Page
                                              612-858-8881
Mr. Mike Mehr
Adaytum Inc.
2051 Killebrew Drive
Suite 410
Bloomington, MN 55425

Dear Mike,

Data Sales Co., Inc. is pleased to present the following lease line proposal to Adaytum Inc. This proposal is considered confidential and may only be shared among employees, investors or consultants.

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
Equipment:                 Tier One Technology Hardware (Dell, Cisco, IBM etc.)
Lease Line:                $500,000.00
Downpayment:               10% of hardware plus all soft costs (freight, software, etc.)
Term:                      30 Months
Rate:                      .03958 on financed amount (floating 5 pts over prime at funding)
End of Term:               Fair Market Value not to exceed 20% of equipment cost provided no default has occurred
Warrants:                  5% of financed amount based on last offering of $5.86 per unit
Terms and Conditions:      a.  Monthly lease payments made by ACH deposit
                           b.  Data Sales Co. reserves the option to review the terms and conditions of this lease line and the financial condition of Adaytum Inc. on a monthly basis
                           c.  The lease rates quoted do not include maintenance, taxes, insurance, transportation or installation
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As your acceptance of this proposal please sign the Agreed to line below and fax back to my attention at 612-890-8917.

Thank you for the opportunity to provide Adaytum Inc. with its leasing requirements.

Sincerely,                             AGREED TO BY:

                                       Name:  /s/ Mike Mehr
                                            ----------------------------------
 /s/ Daniel Gannon                               Mike Mehr
Daniel Gannon
                                       Title:  VP - Finance & Administration
                                             ---------------------------------
                                       Date:  3/15/00
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